EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors

BPZ Resources, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 31, 2010, relating to the consolidated financial statements of BPZ Resources, Inc. and the effectiveness of BPZ Resources, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Johnson Miller & Co., CPA’s PC

Midland, Texas
October 21, 2011